                                                                    EXHIBIT 10.3

                                MAY & SPEH, INC.

                         EMPLOYEE STOCK OWNERSHIP TRUST

                            (As Amended and Restated
                         Effective as of March 1, 1996)

     THIS TRUST AGREEMENT, made and entered into as of this 1st day of March, 1996 by and between May & Speh, Inc., an Illinois corporation (the "Company"), and Cole Taylor Bank, and its successor or successors and assigns in the trust hereby evidenced, as trustee (the "Trustee").

                                WITNESSETH THAT:

     WHEREAS, effective as of October 1, 1988, the Company has established an employee stock ownership plan and trust (as described in section 4975(e)(7) of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code")), which is known as the May & Speh, Inc. Employee Stock Ownership Plan and Trust (the "Plan"); and

     WHEREAS, the Plan has been established for the exclusive benefit of the eligible employees of the Company and those of any Related Company (as defined in Article VIII below) which adopts the Plan and becomes a party to this Trust Agreement as provided in Article VIII below (the Company and the Related Companies that are parties hereto are sometimes referred to below collectively as the "Employers" and individually as an "Employer"); and

     WHEREAS, the Company and the Trustee now desire to amend, restate and continue without interruption the trust (the "Trust") which implements and forms a part of the Plan in the form of this Trust Agreement, effective as of the day and year first above written, and the Plan shall hereafter be known as the May & Speh, Inc. Employee Stock Ownership Plan;

     NOW, THEREFORE, pursuant to the authority delegated to the undersigned officer of the Company by resolution of its Board of Directors adopted on October 13, 1995, IT IS AGREED, by and between the parties hereto, that the Trust is hereby amended, restated and continued and the trust provisions contained herein shall constitute the agreement between the Company and the Trustee in connection with the Trust; and

     IT IS FURTHER AGREED that the Trustee hereby accepts its appointment as such under this Trust Agreement, effective as of the day and year first written above; and

     IT IS FURTHER AGREED, by and between the parties hereto as follows:

                                   ARTICLE I

                                      Name

     This Trust Agreement and Trust hereby evidenced shall be known as the "May & Speh, Inc. Employee Stock Ownership Trust."


                                   ARTICLE II

                  Management and Control of Trust Fund Assets

     II-1. Plan Administration. The Trustee shall manage and control the assets of the Trust Fund (as defined in paragraph II-3) in accordance with the terms of this Trust Agreement. The Plan shall be administered by such persons or entity appointed for such purpose by the Company under the terms of the Plan (the "Administrator"), and the Administrator shall direct the Trustee with respect to certain matters set forth in this Trust Agreement, including payments to participants in the Plan and other persons entitled to benefits under the Plan. The Administrator may designate any person or persons to act on its behalf with respect to the Trustee. The Company, the Administrator and each participant under the Plan (to the extent of the participant's authority to exercise certain voting rights as provided in accordance with Article IV) are "named fiduciaries," as described in section 402 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to their authority under the Plan and Trust. The Secretary or any Assistant Secretary of the Company will certify to the Trustee and provide specimen signatures of the persons who are, from time to time, the Administrator and the signatures of any other persons who are designated by the Administrator to act on behalf of the Administrator with respect to the Trustee. The Trustee may rely on the latest certificate without further inquiry or verification. The Trustee may also rely on any instrument signed by the

Administrator or designated delegate, if any, thereof as to any action or direction or absence of action or direction of the Administrator.

     II-2. Plan Year and Accounting Dates. The term "Plan Year" means the Plan's accounting year of twelve months commencing on October 1 of each year and ending the following September 30th. The term "Accounting Date" shall mean the last day of each Plan Year, an Accounting Date occurring under paragraph II-3, and any other date determined by the Company or the Administrator in their discretion.

     II-3. The Trust Fund. The "Trust Fund" as at any date means all property of every kind then held by the Trustee as assets of the Plan and Trust. The Trustee may manage, administer and invest all contributions made by the several Employers under the Plan as one Trust Fund. If, for any reason, it becomes necessary to determine the portion of the Trust Fund allocable to employees and former employees of any Employer as of any date, the Trustee shall specify such date as an Accounting Date, and after all adjustments required under the Plan as of that Accounting Date have been made, the portion of the Trust Fund attributable to such employees and former employees shall be determined and shall consist of an amount equal to the aggregate of the account balances of employees and former employees of that Employer.

     II-4. General Powers. Subject to the provisions of paragraphs II-1 and II-6 and Articles III and IV, with respect to the Trust Fund, the Trustee shall have the following powers, rights and duties in addition to those provided elsewhere in this Trust Agreement or by law:

     (a) to receive and to hold all contributions paid to it under the Plan; provided, however, that the Trustee shall have no duty to require any contributions to be made to it or to determine that the contributions received by it comply with the provisions of the Plan or with any resolution of the Board of Directors of any Employer providing therefor;

     (b) to retain in cash (pending investment, reinvestment or the payment of dividends) such reasonable amount as may be required for the proper administration of the Plan and Trust and to invest such cash as provided in paragraph III-1;

     (c) to make payments from the Trust Fund to such persons, in such manner, at such times and in such amounts as the Administrator shall direct, without inquiring as to whether a payee is entitled to the payment, or as to whether a payment is proper, and without liability for a payment made in good faith without actual notice or knowledge of the changed condition or status of the payee;

     (d) to enter into ESOP Loans (as defined in paragraph III-2), whether in the form of notes or other obligations, and whether registered for sale to the public or sold in private transactions, to do such other acts and things, enter into such agreements, and deliver such documents, instruments or certificates, in each case as may be necessary or appropriate to enter into such ESOP Loans, including but not limited to entering into agency agreements, trust indentures, credit support documents, paying agent agreements and transfer agent agreements, and to take any actions with respect to any ESOP Loan, all as the Administrator may direct;

     (e) to vote any stocks (including Company Stock (as defined in paragraph III-1) as provided in Article IV), bonds or other securities held in the Trust, or otherwise consent to or request any action on the part of the issuer in person or by proxy;

     (f) as directed by the Administrator, to deposit securities in any voting trust, or with any protective or like committee, or with a trustee or with depositories designated thereby;

     (g) as directed by the Administrator, to contract or otherwise enter into transactions between itself, as Trustee, and the Company or any Employer or any shareholder of the Company, for the purpose of acquiring or selling Company Stock;

     (h) to compromise, contest, arbitrate, settle or abandon claims and demands;

     (i) to begin, maintain or defend any litigation necessary in connection with the investment, reinvestment and administration of the Trust;

     (j) to retain any funds or property subject to any dispute without liability for the payment of interest, or to decline to make payment or delivery thereof until final adjudication is made by a court of competent jurisdiction;

     (k) to report to the Employers as of the last day of each Plan Year, as of any Accounting Date (or as soon thereafter as practicable), or at such other times as may be required under the Plan, the then "Net Worth" of the Trust Fund, that is, the fair market value of all property held in the Trust Fund, reduced by any liabilities other than liabilities to participants in the Plan and their beneficiaries, as determined by the Trustee;

      (l) to furnish to the Employers an annual written account and accounts for such other periods as may be required under the Plan, showing the Net Worth of the Trust Fund at the end of the period, all investments, receipts, disbursements and other transactions made by the Trustee during the accounting period, and such other information as the Trustee may possess which the Employers require in order to comply with section 103 of ERISA. All accounts of the Trustee shall be kept on an accrual basis. The Trustee shall use such valuation methods for purposes of the accounts described by this subparagraph as required by any regulations issued by the Department of Labor under ERISA regarding the valuation of securities or other assets for purposes of the reports required by ERISA. All valuations of shares of Company Stock which are not readily tradeable on an established securities market shall be made by an "Independent Appraiser" (as described in section 401(a)(28)(C) of the Code) chosen by the Trustee;

     (m) to pay any estate, inheritance, income or other tax, charge or assessment attributable to any benefit which it shall or may be required to pay out of such benefit; and to require before making any payment such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee shall deem necessary for its protection;

     (n) to employ agents, attorneys, actuaries, accountants or other persons (who also may be employed by or may represent any Employer) for such purposes as the Trustee considers desirable;

     (o) to furnish the Employers with such information in the Trustee's possession as the Employers may need for tax or other purposes;

     (p) to assume, until advised to the contrary, that the Trust evidenced by this Trust Agreement is qualified under section 401(a) of the Code and is entitled to tax exemption under section 501(a) thereof;

     (q) to establish an investment policy and objective for the Plan consistent with the "funding policy and method" determined by the Company, and to have the exclusive authority and discretion, subject, however, to the direction of an investment manager (as defined in section 3(38) of ERISA) if the Company should appoint such manager, as to all or a portion of the assets of the Trust Fund, to invest and reinvest the assets of the Trust Fund in real or personal property of any kind, except that assets attributable to Employer contributions shall be invested primarily in Company Stock;

     (r) to hold securities or other property in the name of the Trustee or its nominee, or in any other way, with or without disclosing the trust relationship, provided the records of the Trust and the Trustee shall indicate the actual ownership of such securities or other property; and

     (s) to perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust Fund.

     II-5. Compensation and Expenses. The Trustee shall be entitled to reasonable compensation payable from the Trust Fund for its services, as agreed to between the Company and Trustee from time to time in writing. The Trustee is authorized to pay from the Trust Fund such fees and all of the Trustee's expenses, taxes and charges (including fees of persons employed by him in accordance with subparagraphs II-4(l) and (n)) incurred in connection with the collection, administration, management, investment, protection and distribution of the Trust Fund to the extent that they are not paid directly by the Employers.

     II-6. Exercise of Trustee's Duties. The Trustee shall discharge its duties hereunder solely in the interest of the Plan participants and other persons entitled to benefits under the Plan, and:

          (a)  for the exclusive purpose of:

               (i) providing benefits to participants and other persons
                   entitled to benefits under the Plan; and

               (ii) defraying reasonable expenses of administering the Plan;

          (b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

          (c) in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of ERISA.


                                  ARTICLE III

                             Provisions Related to
                          Investment in Company Stock

     III-1. Investment of Cash. If an Employer's contribution for any Plan Year is in cash, such cash shall be used first to make any scheduled or accelerated amortization payment on any outstanding ESOP Loan, except as otherwise directed by the Employer, and, if any amounts remain thereafter, shall be invested as determined in the discretion of the Trustee, subject to the provisions of the next sentence. As directed by the Administrator, the Trustee is authorized to purchase stock that constitutes "employer securities" within the meaning of section 409(l) of the Code ("Company Stock") with the assets of the Trust Fund. The Trustee is further authorized to purchase Company Stock from the Company or from any shareholder, and such stock may be outstanding, newly issued or treasury stock. Any such purchase which is from a party-in-interest (as defined in section 3(14) of ERISA) or a disqualified person (as defined in section 4975 of the Code) shall be without payment of any commissions and for an amount which is no greater than adequate consideration (as defined in section 3(18) of ERISA)
for such Company Stock.    Pending investment of cash in Company Stock or as it
is otherwise to be invested or used to make distributions or payments, such cash may be invested in savings accounts, certificates of deposit, high-grade short-term securities, common or preferred stocks, bonds, or other investments, or may be held in cash, and may be deposited in such banking or savings institutions as the Trustee may select, including the banking department of any bank acting as Trustee. Such investments may include any collective investment trust, including a collective investment trust maintained by any bank acting as Trustee, which then provides for the pooling of the assets of plans described in section 401(a) and exempt from tax under section 501(a) of the Code, or any comparable provisions of any future legislation that amends, supplements or supersedes those sections (whether or not such collective investment trust provides for the pooling of assets of other tax-exempt trusts), provided that such collective investment trust is exempt from tax under the Code or regulations or rulings issued by the Internal Revenue Service and the assets of such collective investment trust are invested in commercial paper or certificates of deposit or other similar short term investments, and the provisions of the document governing such collective investment trust as it may be amended from time to time shall govern any investment therein.

     III-2. ESOP Loans. The Trust has incurred, and as directed by the Administrator the Trustee may incur, debt (an "ESOP Loan"), which may include indebtedness to the Company or any Employer, for the purpose of acquiring Company Stock or for the purpose of repaying all or any portion of any outstanding ESOP Loan, subject to the following:

     (a) Each ESOP Loan shall be for a specific term, and the term of each ESOP Loan (including the sum of the expired duration of the loan, any renewal period, any extension period, and the duration of any new loan) shall not exceed 10 years .

     (b) The interest rate with respect to an ESOP Loan may be fixed or variable; provided, however, that in either case such rate shall not be in excess of a reasonable rate of interest taking into account all relevant factors, including the amount and duration of the ESOP Loan, the security and the guarantee, if any, and the credit standing of the Plan and the guarantor, if any. The amount of interest paid shall not exceed the amount of each payment which would be treated as interest under standard loan amortization tables.

     (c) The only Trust assets which may be given as collateral for an ESOP Loan are Company Stock acquired with the loan proceeds, or with the proceeds of any prior ESOP Loan to the extent that such prior ESOP Loan is repaid with the proceeds of the current ESOP Loan. Any such collateral shall be released as provided in paragraph III-3.

     (d) Under the terms of the ESOP Loan, no person entitled to payment thereunder shall have any right to any Plan assets other than (i) collateral, if any, given for the ESOP Loan in accordance with subparagraph (c) above, (ii) Employer contributions (other than contributions of employer securities) that are made to enable the Trust to meets its obligations under the ESOP Loan, and (iii) earnings attributable to such collateral and to the investment of such contributions.

     (e) Subject to paragraph (d) next above, the ESOP Loan shall be without recourse against the Plan.

     (f) Payments during any Plan Year on all outstanding ESOP Loans shall not exceed an amount equal to the sum for all Plan Years of all Employer contributions (other than contributions of employer securities), all earnings on such contributions and all earnings on the Company Stock acquired with the loan proceeds, reduced by all prior payments on ESOP Loans during all prior Plan Years. A separate accounting shall be maintained for such Employer contributions, cash dividends and earnings until the ESOP Loans have been repaid.

     (g) In the event of a default under the ESOP Loan, the value of Plan assets transferred in satisfaction of the ESOP Loan shall not exceed the amount of the default. If the lender is a disqualified person (as defined in section 4975(e) of the Code) or a party in interest to the Plan (as defined in section 3(14) of ERISA), the ESOP Loan shall provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the ESOP Loan.

     (h) In addition to the foregoing, each ESOP Loan shall meet such other requirements as are necessary to constitute an "exempt loan" within the meaning of Treasury Regulation section 54.4975-7(b).

     III-3.   Release of Company Stock From Collateral.  For each Plan Year during the duration of an ESOP Loan, the number of shares of Company Stock which shall be released from encumbrance shall be equal to the product of the number of shares of Company Stock, if any, which serve as collateral for such ESOP Loan multiplied by a fraction, the numerator of which is the amount of principal paid on the loan for that Plan Year and the denominator of which is the amount of principal paid or payable on the loan for that Plan Year and for all future years.

     III-4.   Use of Dividends.  Cash dividends received by the Trustee on shares of Company Stock shall be applied as follows:

     (a) Subject to provisions of paragraph (b) below, cash dividends with respect to shares of Company Stock acquired on or before August 4, 1989 shall be used first to make payments on the ESOP Loan, if any, the proceeds of which were used to acquire such Company Stock and, thereafter, to make payments on any other outstanding ESOP Loan, and cash dividends with respect to shares of Company Stock acquired with the proceeds of an ESOP Loan made after August 4, 1989 shall be used to make payments on such ESOP Loan.

     (b) If the Trustee is so directed by the Administrator, cash dividends (i) shall be distributed to participants (to the extent such dividends are attributable to shares of Company Stock allocated to their accounts) no later than 90 days after the close of the Plan Year in which such dividends were paid, and/or (ii) shall be used to acquire additional shares of Company Stock, and/or (iii) shall be allocated to participants' accounts (to the extent such dividends are attributable to shares of Company Stock allocated to their accounts).

     III-5.  Stock Dividends, Splits and Other Capital

Reorganizations. Any Company Stock received by the Trustee as a stock split or dividend or as a result of a reorganization or other recapitalization of the Company shall be allocated as of each Accounting Date under the Plan in proportion to the Company Stock to which it is attributable.

     III-6.   Trustee Responsibilities Regarding Initial Public Offering.
Notwithstanding any provisions of this Trust Agreement to the contrary, with respect to the initial public offering of shares of the Company's common stock (the "IPO"), the Trustee shall have the sole discretion, authority and power to sell allocated shares of Company Stock as part of the IPO on behalf of the Plan and Trust, without direction from the Administrator.


                                   ARTICLE IV

                      Voting and Other Shareholder Rights

     IV-1.   Voting of Shares.  Company Stock held in the Trust Fund shall be voted by the Trustee as follows:

     (a) Each participant in the Plan (or if applicable, his beneficiary) shall be entitled to direct the Trustee as to the exercise of any and all voting rights with respect to the shares of Company Stock allocated to his account under the Plan (i) if the Company or any Related Company has a "registration-type class of securities" within the meaning of section 409(e) of the Code, or (ii) with respect to Company Stock acquired by the Plan in connection with a "securities acquisition loan" (as defined in section 133(b) of the Code) made after July 10, 1989. If the Company or any Related Company does not have a registration-type class of securities, each participant in the Plan (or if applicable, his beneficiary) shall be entitled to direct the Trustee as to the exercise of voting rights on shares of Company Stock allocated to his account under the Plan and not acquired by the Plan in connection with a securities acquisition loan made after July 10, 1989, solely with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed in regulations issued by the Secretary of the Treasury. If a participant is entitled to so direct the Trustee as to the voting of Company Stock allocated to his account, all Company Stock as to which such instructions have been timely received by the Trustee shall be voted in accordance with such instructions.

     (b) The Trustee shall vote the shares of Company Stock which are subject to the pass-through voting provisions of paragraph (a) next above but for which it does not timely receive voting directions, or which are not allocated to participant accounts, or which are otherwise not subject to the pass-through voting provisions of paragraph (a) next above, in proportion to the directions received from participants on such issue pursuant to paragraph (a) above, subject to its duties under paragraph II-6.

     IV-2. Tender and Exchange Rights. If any tender or exchange or similar offer to purchase all or any portion of outstanding Company Stock is made by any person, the Trustee shall accept or reject the offer with respect to the shares of Company Stock held in the Trust Fund in accordance with the procedures set forth in paragraph IV-1 and consistent with its duties under paragraph II-6.


                                   ARTICLE V

                                 Miscellaneous

     V-1. Disagreement as to Acts. If there is a disagreement between the Trustee and anyone as to any act or transaction reported in any accounting, the Trustee shall have the right to have its account settled by a court of competent jurisdiction.

     V-2. Persons Dealing with the Trustee. No person dealing with the Trustee shall be required to see to the application of any money paid or property delivered to the Trustee, or to determine whether or not the Trustee is acting pursuant to any authority granted to it under this Trust Agreement or the Plan.

     V-3. Benefits May Not Be Assigned or Alienated. The interests under the Plan and this Trust Agreement of Participants and other persons entitled to benefits under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered, except in the case of certain qualified domestic relations orders which relate to the provision of child support, alimony or marital rights of a spouse, child or other dependent of a participant and which meet such other requirements as may be imposed by section 414(p) of the Code or regulations issued thereunder.

     V-4. Indemnification of Trustee. The Company shall indemnify the Trustee as provided in Exhibit A attached hereto.

     V-5. Evidence. Evidence required of anyone under this Trust Agreement may be by certificate, affidavit, document or other instrument which the person acting in reliance thereon considers pertinent and reliable, and signed, made or presented by the proper party.

     V-6. Waiver of Notice. Any notice required under this Trust Agreement may be waived in writing by the person entitled thereto.

     V-7. Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original and no other counterparts need be produced.

     V-8. Governing Laws. This Trust Agreement shall be construed and administered according to the laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

     V-9. Successors, Etc. This Trust Agreement shall be binding on the Employers, the Trustee and their successors and on all persons entitled to benefits under the Plan and their respective heirs and legal representatives.

     V-10. Successors to Employers. If provision is made for a successor to any Employer or a purchaser of all or substantially all of any Employer's assets to continue the Plan, such successor or purchaser shall be substituted for that Employer under this Trust Agreement.

     V-11. Action By Employers. Any action required or permitted to be taken by an Employer under this Trust Agreement shall be by resolution of its Board of Directors or by a person or persons authorized by resolution of its Board of Directors.

     V-12. Copy of Plan. The Company has furnished the Trustee with a copy of the Plan and will furnish the Trustee with a copy of any amendments to the Plan promptly after adoption of the amendments, but the rights, powers and duties of the Trustee shall be governed solely by the terms of this Trust Agreement without reference to the provisions of the Plan.


                                   ARTICLE VI

                           No Reversion to Employers

     No part of the corpus or income of the Trust Fund shall revert to any Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan, except as provided below:

     (a) if a contribution or any portion thereof is made by an Employer by a mistake of fact, the Trustee shall, upon written request of that Employer, return the contribution or such portion, reduced by the amount of any losses thereon, to that Employer within one year after the date of payment to the Trustee;

     (b) the contributions of each Employer under the Plan are conditioned upon the deductibility thereof under section 404 of the Code, and, to the extent any such deduction is disallowed, the Trustee shall, upon written request of that Employer, return the amount of the contribution (to the extent disallowed), reduced by the amount of any losses thereon, to that Employer within one year after the date the deduction is disallowed; and

     (c) if, upon termination of the Plan with respect to any Employer, any amounts are held in a suspense account maintained under section 415 of the Code and the regulations thereunder which are attributable to the contributions of such Employer, and such amounts may not be credited to the Accounts of Participants, such amounts will be returned to that Employer as soon as practicable after the termination of the Plan with respect to that Employer.


                                  ARTICLE VII

                               Change of Trustee

     VII-1.  Resignation.  The Trustee may resign at any time by giving thirty
(30) days' advance written notice to the Company and the Employers.

     VII-2. Removal of the Trustee. The Company may, at its discretion, remove the Trustee by giving thirty (30) days' advance written notice to the Trustee, subject to providing the removed Trustee with satisfactory written evidence of the appointment of a successor Trustee and of the successor Trustee's acceptance of the trusteeship. The Company may fill a vacancy in the office of Trustee as soon as practicable by writing filed with the person or corporation appointed to fill the vacancy, with any other Trustee or Trustees then acting and with the Employers; provided however, there must always be at least one Trustee acting.

     VII-3.  Duties of Resigning or Removed Trustee and of Successor Trustee.
If the Trustee resigns or is removed, it shall promptly transfer and deliver the assets of the Trust Fund to the successor Trustee, after reserving such reasonable amount as it shall deem necessary to provide for expenses and any sums chargeable against the Trust Fund for which it may be liable. Within 120 days, the resigned or removed Trustee shall furnish to the Company and the successor Trustee an account of its administration of the Trust from the date of its last account. The successor Trustee shall succeed to the title to the Trust Fund vested in its predecessor without the signing or filing of any further instrument, but the resigning or removed Trustee shall execute all documents and do all acts necessary to vest such title or record in any successor Trustee.
Any successor Trustee shall have all the powers, rights and duties conferred by this Trust Agreement as if originally named the Trustee. The successor Trustee shall not be personally liable for any act or failure to act of the predecessor Trustee.


                                  ARTICLE VIII

                              Additional Employers

     Any Related Company (as defined below) may become a party to this Trust Agreement by:

     (a) filing with the Company and the Trustee a certified copy of a resolution of its Board of Directors to that effect; and

     (b) filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company consenting to such action.

A "Related Company" is any corporation, trade or business during any period in which it is, along with the Company, a member of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, as described in sections 414(b), 414(c) and 414(m) respectively, of the Code and the regulations issued thereunder, and any other entity required to be aggregated with the Company pursuant to regulations issued under section 414(o) of the Code.


                                   ARTICLE IX

                           Amendment and Termination

     IX-1. Amendment. Subject to the provisions of Article VI, the Company reserves the right to amend the Trust Agreement at any time, except that no amendment shall substantially change the rights, duties and liabilities of the Trustee under this Trust Agreement without its consent.

     IX-2. Termination. If the Plan, as applied to all of the Employers, is terminated, all of the provisions of the Trust evidenced by this Trust Agreement nevertheless shall continue in effect until the entire Trust Fund has been distributed by the Trustee in accordance with the provisions of the Plan. If the Plan, as applied to any Employer, is terminated, all of the provisions of the Trust evidenced by this Trust Agreement, as applied to that Employer, nevertheless shall continue in effect until the portion of the Trust Fund attributable to employees and former employees of that Employer has been distributed in its entirety by the Trustee in accordance with the provisions of the Plan.

     IN WITNESS WHEREOF, the Company and the Trustee have caused these presents to be signed as of the day and year first above written.

                                         MAY & SPEH, INC.


                                         By: /s/ Willard E. Engel, Jr.
                                         Its: Vice President


                                         COLE TAYLOR BANK, solely in its
                                         capacity as Trustee, and not in its
                                         corporate capacity.


                                         By: /s/ John G. Hommel
                                         Its: Senior Vice President


                                   Exhibit A

                                Indemnification.

(1) Subject to the applicable provisions of ERISA, the Company hereby agrees to discharge, indemnify and hold Cole Taylor and its shareholders, directors, officers, employees, representatives and agents (hereinafter collectively referred to as the "Indemnitees"), harmless from and against:

     (a) any and all reasonable costs and expenses incurred by Cole Taylor in the enforcement of the indemnification provisions of this Agreement including, but not limited to, reasonable attorneys' fees and court costs; and

     (b) any and all past, present, or future losses, claims, damages, expenses, or liabilities (including, but not limited to, court costs judgments, fines, excise taxes, reasonable time charges for Cole Taylor's time related to litigation or threatened litigation and the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, or claims) (hereinafter collectively referred to as "Losses") incurred by any one or more of the Indemnitees or to which one or more of the Indemnitees may become subject, in connection with any actions, proceedings or suits of any kind or nature whatsoever, whether civil, criminal, administrative or investigative under any statute or common law or otherwise, insofar as such Losses arise out of, or are based or related directly or indirectly, upon the performance of services rendered by one or more of the Indemnitees in connection with the engagement of Cole Taylor as trustee of the ESOP in accordance with the provisions of this Agreement, the Plan, or the Trust including, but not limited to, any actions or inactions occurring pursuant to the direction or request of the Plan's Administrator or its agent (such indemnification shall include reasonable fees and expenses of legal counsel and financial advisors which shall be paid as and when billed); provided, however, that the provisions of this paragraph shall not apply to the extent that any Loss is found in a final judgment by a court of competent jurisdiction from which no appeal can be or is taken to have resulted from: (i) the gross negligence of one or more Indemnitees; or (ii) the willful misconduct of one or more Indemnitees.

          If notice of any action, claim, proceeding or investigation (hereinafter collectively referred to as "Proceeding") is received by one or more Indemnitees in respect to which indemnity may be sought against the Company hereunder, such Indemnitee or Indemnitees shall notify the Company, in writing within 30 days of the commencement thereof, but the omission to so notify the Company shall not relieve the Company from any liability to any one or more Indemnitees hereunder, except to the extent that such failure shall have actually prejudiced the defense of such action. The Company will be entitled to participate in any such Proceeding and, to the extent that it may wish, assume the defense of the Proceeding, with counsel reasonably satisfactory to the Indemnitees. After notice from the Company to the Indemnitees of its election to assume the defense of any Proceeding, the Company will pay all costs of defense of such Proceeding of every kind whatsoever. The Company shall pay the Indemnitees' reasonable costs of investigation, of testifying in any hearing, of responding to discovery proceedings, or of consulting with the Company or the Company's attorneys. Indemnitees shall have the right to employ their own counsel in any Proceeding and the fees and expenses of such counsel shall be paid by the Company, as they are incurred, if: (i) Indemnitees have been advised by such counsel that there may be one or more legal defenses available to them which are different from or additional to defenses available to the Company (in which case the Company shall not have the right to assume the defense of the Proceeding on behalf of Indemnitees); (ii) the Company has not assumed the defense of the Proceeding and employed counsel satisfactory to Indemnitees within fifteen (15) days after notice of commencement of the Proceeding; (iii) the employment of such counsel has been authorized by the Company in connection with the defense of the Proceeding; or (iv) Indemnitees have been informed by such counsel that a conflict exists with the counsel selected by the Company.

          The Company agrees that, in the event any governmental or private department, bureau, commission or regulatory authority, including without limitation any agency of the United States or of any state, a committee of the Congress of the United States of America or of the legislature of any state, or a stock exchange or other entity having similar investigative or regulatory authority, shall investigate Indemnitees or require Indemnitees to testify in any hearing or in connection with any investigation or otherwise request or require Indemnitees to respond to procedures designed to discover information (hereinafter referred to as "Investigation") regarding, in connection with, or by reason of, the performance of services rendered by Indemnitees pursuant to this Agreement, Indemnitees shall have the right to employ separate counsel in connection therewith, and reasonable fees and expenses of such counsel shall be paid by the Company as they are incurred. The Trustee agrees that it shall reasonably cooperate with the Company in connection with any Investigation.

          Neither termination nor completion of the engagement of Indemnitee or Indemnitees referred to above shall affect the indemnification provisions of this Agreement which shall nonetheless remain operative and in full force and effect.

(2) The Company hereby agrees that, in the event a court of competent jurisdiction holds that any payment or award of indemnification under this Agreement shall be unavailable to any one or more of the Indemnitees from the Company for any reason, the Company shall contribute to the aggregate Losses such amount as shall be consistent with the Company's obligation set forth in paragraph (1) to indemnify fully the Indemnitees, but taking into account the basis for the denial of full indemnity by the court.

(3) The indemnification provisions of this Agreement shall be binding upon and inure to the benefit of the assigns, successors and legal representatives of the parties hereto. The Company hereby agrees that it shall not merge or consolidate with any other entity or corporation in a transaction after which the Company is not the surviving entity, nor shall it sell all or substantially all of its assets to another person, corporation, association, partnership or other entity, unless that other person, corporation, association, partnership or other entity expressly assumes the duties and obligations of the Company as set forth in this Agreement.